EXHIBIT 10.3
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                         LICENCE AGREEMENT NUMBER MTM002

                                SUMMARY OF TERMS
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The Licensee:                      Name:  Future Publishing  Ltd
                                Address:  Beauford Court
                                          30 Monmouth Street
                                          Bath BA1 2BW
                                Contact:  Kerry Lawrence / Mike Goldsmith
                                    tel:  01225 442244
                                    fax:  01225 732398
                                 e-mail:  kerry.lawrence@futurenet.co.uk
                                          mike.goldsmith@futurenet.co.uk

The Property:                Muffin The Mule

The Licensor:                Peak Entertainment Ltd

The Product:                 Magazine with covermount to be published every 21 days

Issue:                       an issue of the Product,  to be  published  once every 21 days during the
                             Term

Channels of Distribution:    All

The Territory:               United Kingdom & Eire,  Northern  Ireland,  Channel Islands,  the Isle of
                             Man and any other  territories  agreed  between the Parties  from time to time.

The Term:                    2 years from first publication date

Advance Royalty:             (pound)5,000 + Vat on signature

Guaranteed Royalty:          (pound)22,500  + Vat  (includes  the above  Advance  Royalty)  payable  in five instalments on the dates set out below:

                             1st Instalment of (pound)3,500: due on no earlier than the date of publication of Issue 7 and four further instalments of (pound)3,500 each due quarterly thereafter.


Royalty Rate:                6% of cover  price  less VAT of  copies  sold on the  news-stand  and not returned,  provided  that no  Royalties  shall be due in  relation to the first six Issues.

Number of Samples:           12 of each Product MUST BE SUPPLIED
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This LICENCE AGREEMENT is made this ______ day of  July  2005  between:

THE PARTIES:

1. PEAK ENTERTAINMENT LTD (company number: 04325429) whose registered office is at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, DE45 1DL ("the Licensor")

2. FUTURE PUBLISHING LIMITED (company number: 02008885) whose registered office is at Beauford Court, 30 Monmouth Street, Bath BA1 2BW ("the Licensee")

RECITALS

(A)      The Licensor controls all rights of exploitation in the Property.

(B) The Licensee wished to obtain a licence to manufacture, market, sell and distribute the Product incorporating the Property and the Licensor has agreed to grant such right.

1.       DEFINITIONS

         "Intellectual Property" - means copyright, trade mark and other intellectual property rights in the Property.

         "Cover Price" - means the recommended resale price of the Product in the Territory.

         "Notice" - means notice in writing served in accordance with the provisions of sub-clause 14.4.

         "The Royalties" - means the payments to be made to the Licensor by the Licensee under Clause 4.

         "The Specifications" - means the specifications set out in the first schedule.

         "The Style Guide" - means the documents provided by the Licensor to the Licensee from time to time giving details of the Property including the papers that have been given to the Licensee before the signing of this Agreement.

         "Channels of Distribution" - means all channels of distribution specified in the Summary of Terms.

         The words referred to in the first column of the Summary of Terms shall have the same meaning in this Agreement as the meanings attributed to them in the second column of the Summary of Terms.

2.       GRANT

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2.1      In consideration of the obligations undertaken by the Licensee under this Agreement the Licensor grants to the Licensee an exclusive licence to apply the Property to the manufacture, marketing, distribution and sale of the Product in the Territory in accordance with the Specifications and the Style Guide and under the terms of this Agreement in the Territory.

2.2 The Licensee shall only market and solicit orders for the Product in the Territory. If it receives orders for the supply of Product outside the Territory it will inform the Licensor thereof as soon as reasonably possible thereafter.

2.3 The Licensor reserves the right to withdraw the Licensee's right to manufacture, market, distribute and sell the Product where it is not on sale to the trade in accordance with Clause 7.1 in the Territory.

2.4 The Licensor reserves all rights not specifically granted herein including the right to grant licences of the Property to other licensees in the Territory in respect of other product categories except magazines and periodicals.

2.5 The Licensor also reserves the right to request that the Licensee procures the manufacture of such number of copies of an Issue that the Licensor reasonably requires for promotional purposes, provided that the Licensor reimburses all costs incurred by the Licensee in relation to the same.

3.       TERM

         This Agreement shall be for the Term unless terminated earlier in accordance with Clause 9 herein.

4.       ROYALTIES

4.1 In consideration of the rights granted by the Licensor the Licensee shall pay to the Licensor the Royalties at the Royalty Rate on each unit of an Issue which is sold by the Licensee on the news-stand and not returned, provided that no Royalties shall be due in relation to the first six Issues which are published by the Licensee following the date of this Agreement (but Licensee shall still be required to notify Licensor of the sales of those first six Issues in accordance with clause 4.2).

4.2 The Licensee shall within 30 days of the 30th March, 30th June, 30th September and 30th December in each year during the Term deliver to the Licensor a statement giving particulars of all sales of the Product effected by the Licensee on the news-stand (which are not returned) since the last statement date (and in respect of the first statement, since the date of this Agreement) and subject to clause 4.1, showing the total Royalties payable to the Licensor in relation to the same and at the same time the Licensee shall subject to clause 4.1 deliver to the Licensor a remittance for the greater of the full amount of those Royalties or the instalment of the Guaranteed Royalty applicable to that quarter (if relevant) less only the pro rata Advance applicable for the relevant quarter (if any). The form of the statement is set out in the second Schedule.

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4.3      The Licensee shall keep and maintain separate and detailed accurate accounts and records so as to show the quantity and Cover Price of Product sold on the news-stand by the Licensee (and not returned) for each royalty period giving separately the figures for each Issue of the Product. The Licensor shall have the right, no more than once every twelve months, at reasonable hours and on giving the Licensee reasonable notice, to appoint a representative (being a qualified, certified or chartered accountant) to audit the said accounts and records and if such audit reveals a discrepancy it shall be collected forthwith. It is further agreed that if such discrepancy is 5% or more in the Licensee's favour, the Licensee shall within 14 days of the date of the relevant invoice pay the Licensor's reasonable auditing fees and expenses in addition to any other payments due and interest on the discrepancy at 2% above the base lending rate from time to time of National Westminster Bank Plc.

4.4 All sums payable by the Licensee to the Licensor pursuant to this Agreement shall be paid free and clear of all deductions (except normal trade discounts) or withholdings whatsoever, save only as may be required by any applicable law.

5.       SPECIFICATION AND QUALITY

5.1 The Licensee shall manufacture the Product according to the Specifications and the Style Guide or such other specifications as the Licensor may from time to time reasonably require and at all times ensure that the Product is of a high quality. In particular the Licensee is to ensure that the Product complies in all material respects with all relevant statutes, regulations and codes of practice in the Territory in respect of safety and quality.

5.2 Subject to Clause 5.2.3 the Licensee shall submit for the Licensor's written approval on the basis set out below a sample of each Issue, including any articles to be sold with that Issue and all packaging material, display, advertising or publicity material associated with that Issue ("Associated Materials") and shall refrain from distribution, sale or publication of such Issue (and Associated Materials) until such approval shall have been first had and obtained from the Licensor, provided that the Licensor notifies the Licensee of its approval or otherwise of an Issue and Associated Materials within 5 working days of receipt of the same from the Licensee and if the Licensor fails to notify the Licensee within that time, such Issue and Associated Material shall be deemed approved. The Licensor reserves the right to require the Licensee to make any reasonable alterations that the Licensor may require to such Issue and Associated Materials.

         5.2.1 Approval will be granted provided that the Issue and Associated Material complies in all material respects with the Style Guide and the Specifications and provided that all written material and designs are reasonably consistent with the identity and image of the Property.

         5.2.2 Approval is not granted on the basis of any safety or fitness for purpose aspect of the Product as such aspects are the sole responsibility of the Licensee. The Licensee shall produce to the Licensor when reasonably requested all relevant safety certificates (if any).

         5.2.3 The Licensee may from time to time seek approval of concepts to be used in an Issue and/or Associated Material. If Licensor approves of a concept, the Licensee shall be entitled to use the same in substantially the same form as that in which it was approved by the Licensee in future Issues and/or Associated Material without seeking prior approval from Licensor.

5.3 The Licensee shall ensure that all units of an Issue and Associated Material are of the same description as the sample approved by the Licensor in accordance with Clause 5.2.

5.4 The Licensee shall supply to the Licensor the Number of Samples of each Issue free of charge within three months of the on sale date of such Issue of the Products.

5.5 If the Licensee employs a third party to manufacture the Products the Licensee shall:

         5.5.1 put in place adequate controls to ensure that the manufacturer only manufactures the Product for the Licensee;

         5.5.2 use reasonable endeavours to ensure that title to any plates or dies manufactured specially for production of the Product is the property of the Licensee and shall be returned to the Licensee by the manufacturer on demand;

         5.5.3 only employ manufacturers after an enquiry has been made into their status; and

         5.5.4    ensure that any Product manufactured meets the Specifications.

5.6 If the Licensee or its third party manufacturer require imagery or artwork additional to the Style Guide, the Licensee agrees to pay the price quoted from time to time by the Licensor in respect thereof.

6.       USE AND PROTECTION OF INTELLECTUAL PROPERTY

6.1 Every Issue and all packaging, advertising and point of sale materials used in connection therewith and which incorporates the Intellectual Property shall bear the following statement which shall not be varied in any way by the Licensee without prior written consent of the
         Licensor:

         "(C) 2005 Maverick Entertainment and SMPL . Published by Future Publishing Limited under licence from Peak Entertainment Ltd."

6.2 The Licensee shall not use any of the Property as part of the Licensee's name or the name of any entity associated with it without the prior written consent of the Licensor.

6.3 The Licensee shall not during the subsistence of this Agreement or at any time thereafter register or use any of the Intellectual Property in its own name as proprietor.

6.4 The Licensee recognises the Licensor's title to the Intellectual Property and shall not claim any right title or interest in such Intellectual Property or any part of it save as is granted by this Agreement. Any intellectual property right that the Licensee shall acquire to the Property is hereby assigned to the Licensor and, if appropriate, the Licensee shall enter into a legal assignment of such Intellectual Property at the Licensor's cost.

6.5 The Licensee recognizes that the copyright in any literary, artistic, musical or dramatic work generated or arising from the activities of the Licensee under this Agreement to the extent it relates directly to the Property, shall be the property of the Licensor and the Licensee with full title guarantee hereby assigns such copyright and all rights related thereto to the Licensor. If the Licensee requires or employs a third party to create any work in connection with this Agreement in respect of which copyright exists, the Licensee shall, prior to the third party creating the said work, obtain an assignment of such copyright and related rights in favour of the Licensee (to the extent it relates directly to the Property) and the Licensee shall do all things reasonably necessary to ensure that the said copyright shall vest in the Licensor.

6.6 The Licensee shall promptly call to the attention of the Licensor the use of any part of the Property by any third party or any activity of any third party which might be in the opinion of the Licensee amount to infringement or passing off.

6.7 The Licensee shall not assign the benefit of this Agreement or grant any sub-licence without prior written consent of the Licensor, save that the Licensee shall be entitled to assign, novate or otherwise transfer its rights and obligations under this Agreement in whole or part to any of its group companies.

6.8 The Licensee shall hold all goodwill generated by its operations under this Agreement, to the extent it relates directly to the Property, as trustee for the benefit of the Licensor.

6.9 Any designs or other works derived by the Licensee directly from the Intellectual Property or any part of it shall be held by the Licensee on trust for the Licensor and at the Licensor's request shall be assigned to the Licensor at the Licensor's cost.

6.10 The Licensee shall not, except with the prior written consent of the Licensor, make use of the name of the Licensor in any connection otherwise than is expressly permitted by this Agreement.

6.11 If reasonably required by the Licensor, the Licensee will (at the Licensor's cost) join with the Licensor to become a registered user of the Intellectual Property or any part of it.

6.12 The Licensor agrees that during the Term it shall not licence any third party publisher to publish in the UK an "Official" magazine relating to the Property or a magazine principally about Property which is officially endorsed by the Licensor.

7.       LICENSEE'S OBLIGATION AS TO MARKETING

7.1 The Licensee shall, subject to the launch of Muffin the Mule TV Show in September 2005, ensure that the first Issue shall be on sale within twelve months of the date of this Agreement.

7.2 It is agreed that the Licensee will only sell the Product to its appointed distributor, recognised wholesale firms for resale to retail firms, retail firms for resale to the public or direct to the public.

7.3 The Licensee shall ensure so far as it is reasonably practicable that the Product is not supplied for resale as an integral part of any other product and shall not be supplied to hawkers, peddlers, street vendors and the like or to any person intending to distribute the Product gratuitously.

7.4 The Licensee shall at all times use its reasonable endeavours to promote and sell the Product in the Territory.

7.5 The Licensee shall have regard at all times to the image and reputation of the Property and shall therefore use good taste at all times.

7.6 The Licensee shall not knowingly harm, misuse or bring into disrepute the Property or the Licensor.

7.7 The Licensee shall distribute and sell the Product only through the Channels of Distribution.

8.       ACTION AGAINST THIRD PARTIES

8.1 Subject to clause 8.4, the Licensee shall have the no right to take action against third parties in respect of the Intellectual Property and if required to do so by the Licensor the Licensee shall co-operate fully with the Licensor in any such action the Licensee's expenses incurred in doing so being borne by the Licensor.

8.2 Subject to clause 8.4, all damages shall be the exclusive property of the Licensor provided that the Licensee shall be entitled to set-off any expenses which is able to claim from the Licensor pursuant to Clause 8.1.

8.3 Subject to clause 8.4, any decisions to take action against third parties shall be solely at the discretion of the Licensor.

8.4 The Licensee shall have the right to take action against any third party who is infringing: (a) the intellectual property rights in the Product (other than the

         Intellectual Property); and (b) the Intellectual Property comprising the Product, only if the Licensor fails to do so within a reasonable period of receipt of request from the Licensee. The Licensee shall be entitled to retain all damages received in respect of such action and the Licensor shall provide reasonable assistance to the Licensee (at the Licensee's cost) in relation to the same.

9.       TERMINATION

9.1 Without prejudice to any right or remedy each party may have against the other for breach or non-performance of this Agreement, each party shall have the right to immediately terminate this Agreement by serving written notice on the other party to that effect in the following circumstances:

         9.1.1 On the other party committing a material breach of any provision of this Agreement and failing to remedy such breach within 30 days of receiving written notice specifying the breach and requiring remedy thereof;

         9.1.2 if the other party shall have any distress or execution levied upon it's goods or effects;

         9.1.3 on the other party becoming unable to pay its debts within the meaning of Section 123 Insolvency Act 1986, passing any resolution to wind itself up or on petition being presented to wind it up or if a Receiver or an Administrative Receiver of the other party's undertaking, property or assets or any part thereof is appointed or if an application is made for the appointment of an administrator of the other party, or if the directors of the other party propose a composition of debts or scheme of arrangements.

         9.1.4 on the other party for any reason whatever nature being substantially prevented from performing or becoming unable to perform its obligations under this Agreement;

         9.1.5 on the other party assigning, sub-contracting or attempting to sub-contract or assign this Agreement otherwise than as permitted herein without the prior written consent of the other;

         9.1.6 if control of the other party shall pass from the present shareholders or shall become owned or controlled by other persons whom the non-defaulting party shall in it's absolute discretion regard as unsuitable;

         9.1.7 if the other party ceases or threatens to cease carrying on it's usual business for a period in excess of thirty (30) working days consecutively.

9.2 The Licensee shall be entitled to cease or suspend publication of the Product and/or immediately terminate this Agreement at any time: (a) if publication of three or more consecutive Issues are unprofitable (loss making) for the Licensee; and/or (b) if the four biggest supermarkets from time to time do not agree to stock the Product at any time on or after the end of the Royalty free period; (c) if the TV rating figures relating to Muffin the Mule are less than those agreed from time to time between the Parties; and (d) if Licensor fails to market the Property in accordance with the requirements set out in the Third Schedule.

10.      TERMINATION CONSEQUENCES

10.1 Subject to clause 10.3, upon termination of this Agreement whether by expiry of the Term or otherwise the Licensee shall forthwith discontinue manufacture of the Product.

10.2 If the Licensee shall have any remaining stocks of the Product at the time of termination they may be disposed of by the Licensee in compliance with the terms of this Agreement for three months after termination but not otherwise.

10.3 Any Issue in the course of manufacture at the time of termination may be completed within 14 days and disposed of in compliance with Clause
         10.2 of this Agreement but not otherwise.

11.      LICENSOR'S WARRANTY

         Licensor represents and warrants to the Licensee that:

11.1 It has and will have throughout the Term of this Agreement, the right to exploit the Property in all media throughout the Territory and the right to licence the Licensee to exploit the Property in accordance with the terms of this Agreement; and

11.2 The rights granted herein do not violate or infringe any agreements, rights or obligations existing, or to be created during the Term, of any person, firm or corporation.

12.      INDEMNITY

12.1 The Licensee shall indemnify and hold harmless the Licensor from and against any liability, loss, claim or proceedings whatsoever arising under any statute or at Common Law in respect of personal injury to or the death of any person and any injury or damage to any property real or personal arising from the sale of the Product unless such liability arises from the neglect or default of the Licensor (including any breach by the Licensor of clause 11).

12.2 The Licensee shall have in force insurance to cover its potential liability under this Agreement for not less than the equivalent of (pound)1 million.

12.3 The policies of insurance shall be shown to the Licensor whenever it reasonably requests together with satisfactory evidence of payment of premiums.

12.4 The Licensor shall indemnify and keep indemnified the Licensee, its officers and employees against any and all claims, suits, loss, damage, disbursements (including reasonable legal costs) arising out of any use by Licensee of the Property in accordance with the terms of this Agreement and/or as a result of any breach by Licensor of the terms of this Agreement.

13.      INSPECTION

         The Licensee shall permit the Licensor at all reasonable times to inspect the Licensee's premises in order to satisfy itself that the Licensee is complying with its obligations under this Agreement.

14.      MISCELLANEOUS

14.1     No Waiver

         No waiver by the Licensor of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by the Licensor in writing nor shall any waiver by the Licensor in respect of any breach be deemed to constitute waiver of or consent to any subsequent breach by the Licensee of it's obligations.

14.2     Severance

         In the event that any provision of this Agreement is declared by any judicial proceedings or other competent authority to be void, voidable or illegal the remaining provisions shall continue to apply unless the effect is to defeat the original intentions of the Parties in which case this Agreement shall automatically terminate and the provisions of Clause 10 shall apply.

14.3     No Agency or Partnership

         The Parties are not partners nor joint venturers nor is the Licensee entitled to act as the Licensor's agent nor shall the Licensor be liable in respect of any representation act or omission of the Licensee whatever nature.

14.4     Notices

         Any Notice to be served on either of the Parties by the other shall be sent by pre-paid recorded delivery or registered post or by facsimile to the address set out below and shall be deemed to have been received by the addressee within (three) 3 working days after posting or 24 hours of transmission if sent by facsimile during working hours.

         Any notices to the Licensee shall be sent:

         for the attention of Kerry Lawrence/Mike Goldsmith

         Future Publishing Limited

         30 Monmouth Street
         Bath BA1 2BW
         Fax: 01225 732398

         and with a copy to:
         The Company Secretary
         Future plc
         30 Monmouth Street
         Bath BA1 2BW
         Fax: 01225 822836

         Any notices to the Licensor shall be sent:

         For the attention of: Alan Shorrocks

         Peak Entertainment Limited
         Bagshaw Hall
         Bagshaw Hill
         Bakewell
         Derbyshire
         DE54 1DL

         Fax to: [01629 813539]

14.5     Choice of Law

         This Agreement shall be governed by English law in every particular including formation and interpretation and shall subject to the jurisdiction of the English Courts.

15.      TRANSMISSION OF BENEFIT

         Neither party may assign or sub-licence the rights contained in this Agreement without the prior written consent of the other party, save to one of its group companies.

16.      INTEREST

         If any sums due hereunder remain unpaid for a period in excess of 14 days after they have become due the unpaid balance will accrue interest at the rate of 4% per annum above the base rate for the time being of Barclays Bank plc.

17.      FORCE MAJEURE

         If the performance of this Agreement is prevented, restricted or interfered with by reason of circumstances beyond the reasonable control of the party obliged to perform it the party so affected upon giving proper notice to the other party shall be excused from performance to the extent of prevention, restriction or interference but the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance under the Agreement with the utmost dispatch whenever such causes are removed or diminished.

18.      HEADINGS

         The headings of conditions are for convenience of reference only and shall not affect their interpretation.

19.      ENTIRE UNDERSTANDING AND VARIATION

19.1 This Agreement embodies the entire understanding of the parties in respect of the matters contained or referred to in it and there are no promises, conditions or obligations oral or written, expressed or implied other than those contained in this Agreement.

19.2 No variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless committed to writing and signed by a director of both parties.

20.      THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         This Agreement shall not create any right enforceable by any person not a party to it.

                                 FIRST SCHEDULE

                                 SPECIFICATIONS


The Product shall be manufactured to a standard no lower than the sample provided by the Licensee to the Licensor in accordance with Clause 5.2.

The material used in manufacturing the Product shall be of no lower quality than that used in the sample.

The colour and depiction of the Property shall be as specified in the Style
Guide.

                                 SECOND SCHEDULE

                         PEAK ENTERTAINMENT HOLDINGS INC

FROM:

DATE:
ROYALTY PERIOD:
PROPERTY:
TERRITORY:

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  PRODUCT      COPIES SOLD    TOTAL GROSS SALES       TOTAL GROSS               TOTAL             ROYALTY       LESS          TOTAL
DESCRIPTION   DURING PERIOD   VALUE AT START OF       SALES VALUE            GROSS SALES             %        ADVANCES      PAYABLE
                                   PERIOD          AT END OF PERIOD        VALUE FOR PERIOD                  NOT CLAIMED
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

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                                                                                                             PLUS VAT
                                                                                                           -------------------------
                                                                                                             TOTAL
                                                                                                           -------------------------

                                 THIRD SCHEDULE

                                    MARKETING

      Investment

            o (pound)2 million investment into Muffin the Mule TV show, to be launched on CBBC in September 2005 (the "Launch"). 26 episodes have been produced, at least 40 further episodes are to be produced in 2006.

            o Regular TV shows of 10 minute duration to appear on CBBC throughout the Term.

      Pre-Launch

            o Extensive trade advertising and trade show presence prior to the Launch, to promote trade awareness across the broadcast, licensing and consumer product markets.

            o Secure key commercial partners in the toy, publishing and home entertainment sectors within each applicable territory prior to the Launch.

            o Deliver a focussed Consumer Awareness Campaign in each applicable territory in Autumn 2005.

            o Promotion in conjunction with the BBC to include: Blue Peter, front cover of the Radio Times, Muffin the Mule BBC Documentary, extensive coverage across BBC TV and Radio, development of features relating to Muffin the Mule on the CBBC Website as well as further promotions to be agreed in conjunction with Maverick Entertainment and the BBC.

      At / Post Launch

            o Continue targeted Consumer Awareness Campaign to create maximum awareness for Christmas 2006.

            o Publishing, video/DVD and toy line launch of original and new brand material relating to the Property.

            o     BBC to deliver an awareness campaign in January 2006.

            o Roll out of licensing programme in the toy, apparell and gift market in January and February 2006.

            o New episodes of Muffin the Mule TV show to be produced and delivered to the BBC regularly throughout the Term.

            o Events and public relations campaigns to be delivered to maximise awareness to include outdoor, press and TV advertising in Summer 2006.

            o Official anniversary celebrations and profile support and promotions to be run in October 2006.


      General

            o Licensor to work closely with Maverick Entertainment and the BBC to maximise opportunities for the Property so as to ensure the success of the Property on TV.

         Signed                                       )

         for and on behalf of                         )

         PEAK ENTERTAINMENT LIMITED                   )

         by:               /s/ Paula Shorrocks        )



         Name:             Paula Shorrocks

         Title:            Commercial Director





         Signed by                                    )

         for and on behalf of                         )

         FUTURE PUBLISHING LIMITED                    )

         by:                                          )

                           /s/ Mia Walter

         Name:             Mia Walter

         Title:            Publishing Director